Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 3330121333) pertaining to the 2002 Incentive Stock Plan of Golfsmith International Holdings, Inc. of our report dated March 10, 2006, with respect to the consolidated financial statements of Golfsmith International Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Austin, Texas
March 30, 2006